EXHIBIT 4.1(b)

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                        APPLIED CELLULAR TECHNOLOGY, INC.

     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation certifies the following:

     (1) The present name of the corporation is Applied Cellular Technology, Inc. The name under which it was originally organized was Great Bay Acquisition Company.

     (2) Amendments to the corporation's Articles of Incorporation were adopted by the shareholders on August 2, 1996.

     (3) Article Three and Article Four are hereby amended to read as set forth on the attached Exhibit A.

     (4) Of the 2,439,920 shares outstanding, 2,439,920 shares were entitled to vote on such amendment. The number of outstanding shares entitled to vote thereon as a class was as follows:

                                         Number of
                            Class   Outstanding Shares
                            ------  ------------------
                            Common       2,439,920

     (5) The number of shares voted for and against the amendment is set forth on Exhibit B.

     (6) If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is: $10,020,000.

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     IN WITNESS WHEREOF, the undersigned President of the corporation has executed this instrument and its Secretary has affixed its corporate seal and attested to said instrument on the 2nd day of August, 1996.

                                        APPLIED CELLULAR TECHNOLOGY, INC.

(CORPORATE SEAL)

                                        By: /s/ Garrett A. Sullivan
                                            ------------------------------------
ATTEST:                                     Garrett A. Sullivan, President

/s/ Richard J. Sullivan
---------------------------------------
Richard J. Sullivan, Secretary

                                               FILED AND CERTIFICATE
                                                       ISSUED

                                                    SEP 17 1996

                                               REBECCA MCDOWELL COOK
                                                SECRETARY OF STATE

STATE OF MASS          )
                       )  SS. CAMBRIDGE
COUNTY OF MIDDLESEX    )

     I, Eduarda Cardosa, a notary public, do hereby certify that on this day of August, 1996, personally appeared before me Garrett A. Sullivan who, being by me first duly sworn, declared that he is the President of Applied Cellular Technology, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

[SEAL]
                                        /s/ Eduarda Cardosa
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

       EDUARDA CARDOSA
        Notary Public
My Comm. Expires Nov. 29, 2002
---------------------------------------

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                                    EXHIBIT A

                                  ARTICLE THREE

     The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 21,000,000 shares, of which 1,000,000 shares shall be preferred stock ("Preferred Stock") having a par value of $10.00 per share and 20,000,000 shares shall be common stock ("Common Stock") having a par value of $.001 per share, amounting in the aggregate to $10,020,000.00. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:

     A. Preferred Stock.

        Subject to the requirements of the laws of the State of Missouri, authority is hereby vested in the Board of Directors from time to time to issue 1,000,000 shares of Preferred Stock in one or more series and by resolution or resolutions as to each series:

        (a) to fix the distinctive serial designation of the shares of such series;

        (b) to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends, the dates on which said dividends shall be payable, and, if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;

        (c) to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;

        (d) to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;

        (e) to fix the amounts payable on the shares of such series in the event of liquidation, dissolution, or winding up of the corporation;

        (f) to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the corporation or of any other series of Preferred Stock and the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made;

        (g) to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and

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        (h) to fix preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

     B. Common Stock.

     Each share of Common Stock shall be identical with each other share of Common Stock, except as the holders thereof shall otherwise expressly agree in writing. Subject to the prior rights of the Preferred Stock from time to time issued and outstanding, as hereinbefore set forth, the holders of Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends and to receive any balance remaining in case of the dissolution, liquidation or winding up of the corporation after satisfying the prior rights of the Preferred Stock, if any be then outstanding. Each share of Common Stock shall have one vote for all corporate purposes.


                                  ARTICLE FOUR

     No holder of shares of any class of stock of this corporation, either now or hereafter authorized or issued, shall have an preemptive or preferential right to subscribe for or purchase any shares of any class of stock of this corporation, either now or hereafter authorized whether issued for cash, property or services, or to subscribe for or purchase obligations, bonds, notes, debentures, other securities or stock convertible into stock of any class of this corporation other than such right, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors may from time to time fix.

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                                    EXHIBIT B

     For and against the amendment to Article Three increasing the number of shares of Common Stock:

                    Class   No. Voted For  No. Voted Against
                    ------  -------------  -----------------
                    Common     2,135,592         9,887


     For and against the amendment to Article Three increasing the number of shares of Preferred Stock and giving the Board of Directors the authority to issue series of Preferred Stock and fix the terms of each such series:

                    Class   No. Voted For  No. Voted Against
                    ------  -------------  -----------------
                    Common     1,805,584        28,951

     For and against the amendment to Article Four:

                    Class   No. Voted For  No. Voted Against
                    ------  -------------  -----------------
                    Common     1,806,086        27,423

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